AGREEMENT FOR PURCHASE AND SALE

This Agreement made this 21st day of February, 2007 (AEffective Date@), by and between GKR ASSOCIATES, INC., a Florida for profit corporation changed to and now known as GKR ASSOCIATES, LLC., a Florida Limited Liability Company (ASeller@) and TREBOR INDUSTRIES, INC., a Florida for profit corporation, and/or ASSIGNS (APurchaser@ and/or ABuyer@).

RECITALS

A. Seller is the owner of certain real property (the AParcel@) and improvements thereon, located on two (2) parcels in Broward County, Florida, more particularly described in **Exhibit AA@** attached hereto and made a part hereof.

B. Purchaser desires to purchase the Property (as hereinafter defined) and Seller desires to sell the Property to Purchaser, all in accordance with the terms and conditions hereinafter set forth.

TERMS

1. Incorporation of Recitals. The recitals to this Agreement are hereby incorporated into and made a part of this Agreement.

2. Sale-Purchase. The Seller agrees to sell, convey and assign to the Purchaser, and the Purchaser agrees to purchase and acquire from the Seller, the following, for the price and under the terms and conditions provided in this Agreement:

2.01 The fee simple title to the Parcel, together with all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description in, on, over and under the Parcel, including, but not limited to, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, sidewalks, signs, light fixtures and security devices and ancillary improvements necessary to operate the building known as Brownie=s Third Lung Center (ABuilding@) in accordance with all applicable laws and ordinances (collectively, the AImprovements@);

2.02 All rights of any kind, including but not limited to, governmental permits, orders, resolutions, grants, capacities and reservations, and licenses of any kind that may exist (collectively, the APermits@), belonging to or inuring to the benefit of Seller and pertaining to the Property;

2.03 Seller=s interest in or to any strips of land or roadways adjoining the Parcel, and all rights, privileges, and easements appurtenant to the Parcel, together with all of Seller=s right, title and interest in and to all warranties, guarantees, claims and causes of action, telephone exchanges, trade names and marks, fixtures and occupational licenses as well as any other identifying materials used exclusively for or at the Property, goodwill and any other intangible personal property associated with the Property.

2.04 All personal property, fixtures, equipment, and supplies owned by Seller and used in the operation or management of the Improvements, and Inventory, if any.

2.05 Seller shall retain its interest in all of the original documents described in Article 4 below and provide Buyer copies of said documents.

All of the foregoing is hereafter collectively referred to as the AProperty.@

3. Purchase Price and Terms. The purchase price (APurchase Price@) for the Property shall be the aggregate sum of the following:

A. One Million ($1,000,000.00) Dollars, paid by the Purchaser=s lender at the time of transfer/sale; and

B. One Hundred Thousand ($100,000.00) Dollars by Promissory Note payable over sixty (60) months at 6.99% simple interest with the Note fully assignable by Seller.

i. The Note shall be paid in consecutive equal monthly installments of principal and interest in the sum of $1,979.65 and commencing thirty (30) days following the closing and continuing on this same day of each month thereafter.

ii. The Note shall provide for a late charge of ten (10%) percent due on any payment not received by the 5th fifth business day following the date it is due.

iii. The Note shall be secured by a Purchase Money Second Money Mortgage utilizing terms and conditions customarily utilized by lending institutions in the Broward County, Florida area.

C. Four million, four hundred and forty-four thousand (4,444,000) restricted shares of United Companies Corporation stock [UCPJ.OB - Over-the-Counter]. The Seller represents and warrants that:

i. Investment Purpose. The Seller (I) is acquiring the Securities for the Seller's own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act").

ii. Investor Status. The Seller represents that the Seller (i) has adequate means of providing for the Seller's current financial needs and possible personal contingencies and has no need for liquidity of investment in the Company: (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required: and (b) sustain a complete loss of the entire amount of the subscription: and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

iii. Reliance on Exemptions. The Seller understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the

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availability of such exemptions and the eligibility of the Seller to acquire such Securities.

iv. Information. The Company has not made any other representations or warranties to the Seller with respect to the Company or rendered any investment advice. The Seller acknowledges that he has not been provided with any offering literature or other documentation on the Company other than the information filed by the Company with the Securities and Exchange Commission (the "SEC"). The Seller has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Seller. The Seller has been afforded the opportunity to ask questions of the Company. The Seller understands that the Seller's investment in the Securities involves a high degree of risk.

v. Transfer or Resale. The Seller understands that except as otherwise provided herein: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Seller shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Seller provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (ora successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

vi. Legends. The Seller understands that, except as set forth below, the certificates or other instruments representing Securities, the stock certificates representing the Common Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

> "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. Such securities have been acquired for investment and may not be offered for sale, sold, transferred or assigned in the absence of an effective registration statement or an opinion of counsel, in a form reasonably satisfactory to the Issuer, that registration is not required under said Act or applicable state securities laws or unless sold pursuant to Rule 144 under said Act."

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3.01 At closing the Purchase Price, subject to reimbursements, apportionments and adjustments as provided herein, shall be paid by Purchaser to Seller, as follows: (i) Purchaser and/or its lender shall deliver to Seller the cash to close, (ii) Purchaser shall deliver to Seller the Promissory Note and purchase money second mortgage, together with a check payable to Seller for the recording costs, documentary stamps, and intangible tax on the second mortgage (iii) Buyer shall deliver the 4,444,000 shares issued in the Seller=s name.

3.02. Third Party Financing. Within ten (10) days from the Effective Date (AApplication Period@), Buyer will at Buyer=s expense apply for third party financing. Buyer will pay for the mortgagee title insurance policy and for all loan expenses. Buyer will timely provided any and all credit, employment, financial and other information reasonably required by any lender. Buyer will notify Seller immediately upon obtaining financing or being rejected by a lender if Buyer after diligent effort, fails to obtain a written commitment within thirty (30) days from the Effective Date (AFinancing Period@). Buyer may cancel the Contract by giving prompt written notice to Seller at which time the contract will be declared null and void.

4. Title To The Property. The Property shall be sold and good, marketable and insurable title conveyed, subject only to those matters listed in **Exhibit AC@** (the APermitted Exceptions@), if any. If same have not already been delivered prior to the execution of this Agreement, within five (5) days of the Effective Date, Seller shall deliver to Purchaser copies of the documents which constitute the Permitted Exceptions, along with a copy of Seller=s existing Title Insurance Policy, in order for Purchaser to have prepared an Owner=s Title Insurance Commitment for the Parcel, in the amount of the Purchase Price, from any State of Florida approved title insurance company (ATitle Insurer@). Within the Inspection Period, as hereinafter defined, Purchaser shall notify Seller of any defects in title or objections to the exceptions to title set forth in Schedule B of the Title Commitment. Upon receipt of Purchaser=s written notice of defects or objections, if any, Seller shall proceed with all due diligence to cure said defects or objections. In the event Seller is unable to cure the defects or objections prior to the Closing Date, Purchaser shall have the option to either: (a) terminate this Agreement by giving written notice thereof to the Seller and Escrow Agent, in which event the Deposits shall be returned to the Purchaser by the Escrow Agent, and the parties shall be relieved from all further obligations hereunder; or (b) accept the title subject to such defects, with an appropriate and agreed upon reduction in the Purchase Price for any defects which may be cured by the payment of reasonable monies to cure same.

4.01 Within five (5) days of the Effective date Seller shall provide to Purchaser a copy of its existing survey of the Parcel. Prior to the expiration of the Inspection Period, Purchaser may have the survey updated at Purchaser=s sole cost and expense (ASurvey@). The Survey shall conform to ALTA requirements and be certified to Purchaser, the Title Insurer and its agent, and such other persons deemed necessary by Purchaser. If any encroachments not acceptable to Purchaser are shown on the Survey, Purchaser may give written notice of objection

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to Seller prior to the expiration of the Inspection Period, in which case any such encroachment shall be treated in the same manner as a Title Defect pursuant to Section 4 above.

5. Closing Date. Unless otherwise extended in accordance with the provisions of this Agreement, the closing A(Closing@) of the transaction contemplated herein shall occur thirty (30) days following expiration of the Inspection Period, at the offices of Purchaser=s attorney. Should Seller not timely provide any of the items required under Article 4, the Closing shall be extended for a period of time equal to the number of days between the required date of delivery for such item under the applicable section, and the actual date of delivery to Purchaser. As used in this Agreement, Closing shall mean the execution and delivery of the Statutory Warranty Deed and the other instruments to be executed by Seller conveying the Property to Purchaser, the payment by Purchaser to Seller of the Purchase Price and execution and delivery by Purchaser of all documents to be executed by Purchaser at Closing.

6. Representations of Seller. The Seller hereby warrants and represents the following to Purchaser, with the full understanding that Purchaser has and will rely upon said representations and warranties in executing this Agreement. Wherever the Seller=s representations and warranties hereunder are limited to Seller=s knowledge and belief, such knowledge or belief shall be deemed to include the knowledge or belief of all of Seller=s partners, principals, agents and employees.

6.01 Except as is otherwise set forth in this contract, Seller has received no notice of violation of any federal, state, county or municipal or other governmental agency laws, regulations, orders or requirements relating to the Property.

6.02 Seller has the legal power and authority to enter into this Agreement and convey the Property. This Agreement, upon execution by Seller, shall be binding upon Seller in all respects and constitute Seller=s valid and enforceable obligations hereunder. Any instruments to be delivered by Seller to Purchaser at Closing shall likewise be valid, binding and enforceable against Seller.

6.03 The execution and delivery of this Agreement, and the consummation of the transaction contemplated hereby does not violate any trust agreement or other agreement or instrument to which Seller is a party, or which encumbers the Property and does not violate any provision of law or any applicable judgment, order or decree of any court or governmental agency having jurisdiction over Seller or the Property, or which may constitute (with notice and/or lapse of time) a default under any agreement or instrument to which Seller or the Property is bound.

6.04 Except as otherwise set forth in this contract, he Property=s present condition does not violate any applicable deed restrictions or other covenants, restrictions or agreements, site plan or other governmental approvals, zoning, subdivision, building or set back laws, statutes, ordinances, rules or regulations applicable to the Property and all required approvals, certificates and permits to own

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are transferable, and shall be transferred by Seller to Purchaser with the Property at Closing.

6.05 Other than the Lease, Seller knows of no leases or agreements for occupancy or use of any portion of the Property. There are no current brokerage or management agreements relating to the Property. There are no unwritten or oral contracts, agreements, leases, permits, licenses, covenants, restrictions, easements, encumbrances or the like affecting the Property, nor are there any written but unrecorded contracts, agreements, leases, permits, licenses, covenants, restrictions, easements, encumbrances or the like affecting the Property.

6.06 There are no pending or threatened judicial, municipal or administrative proceedings against Seller or the Property or which Seller is or will be a party by reason of Seller=s ownership of the Property, including, without limitation, collections, environmental matters, eminent domain, zoning violations or personal injury or property damage actions, other than City of Fort Lauderdale Code enforcement cases CE03061457 pertaining to handicap parking spaces, CO01071755, pertaining to nonretention of stormwater on the Property and permits required to correct, and open and unpaid alarm response fees of approximately $2,900.00, all of which matters notwithstanding any other provision contained in this contract, Purchaser shall take title subject to and the resolution of which shall be solely the obligation of Purchaser. The Seller is not aware of, nor has it received any offer from any public or quasi-public authority having powers of eminent domain over the Parcel. No attachments, execution proceedings, insolvency, bankruptcy or other proceedings are pending or threatened against Seller or the Property.

6.07 Seller owns fee simple legal and beneficial title to the Property, free and clear of all liens and encumbrances, mortgages [other than existing mortgages of record on the Property], security agreements, licenses, claims, options to purchase, covenants, conditions, judgments, easements and other matters which may affect title, other than the Permitted Exceptions.

6.08 To Seller=s best knowledge (i) at no time has the Property been used for the generation, storage or disposal of Ahazardous materials@ (as herein defined), and there are not now, nor have there ever been, underground storage tanks upon or under the Parcel; (ii) Seller and the Property are in compliance with all laws, orders, ordinances, rules, regulations and requirements of all governmental and quasi-governmental authorities relating to the pollution or protection of the environment (collectively AEnvironmental Laws@), and no event has occurred which, with the passage of time and/or giving of notice would constitute non-compliance with the Environmental Laws. As used herein, Ahazardous materials@ means any substance or material now or hereafter dealt with under the Environmental Laws.

6.09 All items delivered or exhibited to Purchaser by Seller pursuant to this Agreement, and all Exhibits hereto are, to the best of Seller=s knowledge, true, correct and complete in all respects and fairly and accurately present the information set forth.

6.10 As of the Effective Date (i) the Rent Roll accurately reflects in all material respects: (a) the sole Lease affecting the Property, (b) the name of sole

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Tenant, (c) the amount of rent currently being paid the Tenant, (d) the amount of prepaid rent paid by the Tenant, (e) the amount of security deposit posted by and currently being held on behalf of the Tenant. See **Exhibit AD@**.

7. Inspection. Purchaser and its consultants shall have twenty (20) days after the Effective Date (AInspection Period@) in which to undertake, at Purchaser=s sole cost and expense, any and all physical inspections of the Property (including without limitation, environmental sampling) and any other investigations of the Property, as Purchaser, in its sole discretion, may deem appropriate. For this purpose, Seller grants to Purchaser and its consultants full right of entry upon the Parcel and the Building up to and including the earlier of the Closing Date or termination of this Agreement. Purchaser agrees that if it or its consultants shall cause any physical damage to the Property as a result of any test or examination, then Purchaser, in the event a Closing does not occur due to no default of Seller, shall repair same to the condition existing as of the Effective Date. Further, Purchaser agrees to indemnify and hold the Seller harmless of and from any and all claims against Seller that may result from Purchaser=s examination of the Property. The last two (2) sentences in this paragraph shall survive the termination of this contract.

7.01 Should Seller not timely provide any of the items required under Article 4, the Inspection Period shall be extended for a period of time equal to the number of days between the required date of delivery for such item under the applicable Section and the actual date of delivery to Purchaser.

7.02 Purchaser=s obligations hereunder are expressly subject to and contingent upon Purchaser=s approval of the Property in all respects, it being the agreement of the Parties that Purchaser may terminate this Agreement prior to expiration of the Inspection Period for any reason or no reason. Purchaser shall have until the expiration of the Inspection Period in which to determine whether the Property is acceptable to Purchaser in all respects. If Purchaser determines that the Property is acceptable in its sole discretion and elects to proceed with the transaction contemplated hereby, Purchaser shall on or before the expiration of the Inspection Period give written notice of such election to proceed with this transaction to Seller (AContinuation Notice@). In the event Purchaser fails to deliver the Continuation Notice to Seller on or before the expiration of the Inspection Period, then this Agreement shall automatically terminate without the need of any further notice. In the event of such termination, Escrow Agent shall return the Initial Deposit to Purchaser and this Agreement shall be terminated. Upon such termination by Purchaser and delivery of the Initial Deposit by Escrow Agent to Purchaser, neither party shall have any further rights or obligations hereunder, except, the parties shall remain obligated, each to the other, with respect to those obligations of the parties which survive the termination of this Agreement.

8. Continued Operation/Lease. From and after the Effective Date, Seller shall (i) continue to manage, insure and operate the Property in accordance with its

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current business practices, (ii) continue to keep the Property in its current condition and repair (ordinary wear and tear, condemnation and damage by fire or other casualty excepted), (iii) not amend, modify or terminate the Lease without Purchaser=s prior written consent, (iv) not consent to the assignment of the Lease without Purchaser=s prior written consent, and (v) not enter into any new lease agreement for any portion of the Property without Purchaser=s prior written consent. If Seller desires to take any of the action described in sub-section (iii), (iv) of the immediately preceding sentence, then Seller shall so notify Purchaser in writing and simultaneously therewith provide Purchaser with the proposed amendment, modification, termination, assignment or new lease agreement for Purchaser=s review and approval (collectively, ANotice and Supporting Materials@). Purchaser shall have five (5) business days to either approve or disapprove of the proposed action to be taken by Seller as evidenced by the Notice and Supporting Materials. If Purchaser fails to advise Seller of its approval or disapproval with regard to the proposed action to be taken by Seller as evidenced by the Notice and Supporting Materials within five (5) business days after Purchaser=s receipt of said Notice and Supporting Materials, then Purchaser shall be treated as having consented to such action.

9. Brokerage. Seller and Purchaser represent that currently there is no real estate broker involved in this transaction as any and all listing agreements have expired. In the event any real estate broker claims a right to any commission or fee by virtue of dealing with one of the parties hereto, then the aforesaid party shall fully indemnify and hold the other party harmless from said claim.

10. Notices. All notices required or desired to be given hereunder shall be in writing and be either: (a) personally delivered (including delivery by FedEx or other nationally recognized overnight courier service), or (b) sent by certified mail, return receipt requested and postage prepaid. All notices shall be deemed received (i) when delivered on a business day or when delivery is refused as indicated on the deliverer records (if sent by courier or commercial overnight delivery service in accordance with this Section 10); or (ii) five business days after the date postmarked if sent by mail in accordance with this Section 10. All notices shall be addressed as follows:

Seller:

GKR Associates, Inc.
Attn: Robert Carmichael
940 NW First Street
Fort Lauderdale, FL 33311
Phone No.: (954) 462-5570
Facsimile No.: (954) 462-7974

GKR Associates, Inc.
Attn: Rockland properties, Inc.
Attn: Kenny Hale
1314 East Las Olas Boulevard

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Fort Lauderdale, FL 33301
Phone No.: (954) 803-7777
Facsimile No.: (954) 524-4444

Copy to: Bill Trick, Esq.
William Watson Trick, Jr., P.A.
1216 East Atlantic Blvd., Suite 7
Pompano Beach, FL 33060
Phone No.: (954) 942-9774 ext. 204
Facsimile No.: (954) 942-9223
e-mail: tricklaw@bellsouth.net

Purchaser: TREBOR INDUSTRIES, INC. and/or assigns.
Attn: Brenda Karniewicz
940 NW First Street
Fort Lauderdale, FL 33311
Phone No.: (954) 462-5570
Facsimile No.: (954) 462-7974

Copy to: Frank, Weinberg & Black, P.L.
7805 SW 6th Court
Plantation, FL 33324
Attn: E. J. Generotti, Esquire
Phone No.: (954) 474-8000 x 121
Facsimile No.: (954) 474-9850

or to such other addresses as the parties may hereafter designate by written notice to the other.

11. Conditions Precedent. Notwithstanding anything to the contrary herein, Purchaser=s obligation to close the transaction described herein is conditioned upon the following conditions precedent, which conditions must be satisfied at or prior to the Closing:

11.01 There shall be no suit, action, proceeding or investigation pending or threatened before any federal or state court, or any governmental department, commission, board, bureau or instrumentality against Seller or involving the Property.

11.02 Seller shall have on the Closing date, and shall convey to Purchaser, good and marketable title to the Property, free and clear of all liens and encumbrances except for the Permitted Exceptions. Title shall be as required herein without any intervening title objection (and with any Agap@ being insured over

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by the Title Insurer) and be insurable at regular rates of the Title Insurer. Seller=s representations and warranties made under this Agreement shall be true and correct.

11.03 On the date of Closing, the Lease shall be in good standing, neither Seller nor any of the lessees thereunder shall have declared a default under a Lease, and Seller shall have delivered to Purchaser estoppel certificates from each tenant having a Lease, in accordance with Section 14.06 below.

11.04 Seller=s obligation to close this transaction as described in this Contract shall be conditioned upon delivery three (3) days prior to closing to Seller an original written opinion of counsel for Trebor Industries, Inc. stating that United Companies Corporation, a Nevada corporation, the entity referred to Paragraph 3.C of this Contract, that the stock being issued to the Seller as contemplated by Paragraph 3.C of this Contract, upon delivery to the Seller, shall be fully transferable without restriction on any kind on the resale or encumbrance thereof.

At the time of Closing, in the event any of the foregoing conditions precedent are not fulfilled, Purchaser shall have the option of: (a) waiving the condition and Closing or; (b) extending the Closing for a period not to exceed sixty (60) days, during which time Seller shall have the obligation to fulfill such condition if such condition can be fulfilled by the payment of money; or (c) extending the Closing for a period not to exceed thirty (30) days during which time Purchaser shall have the right, but not the obligation to cure such condition (provided, however, that should Purchaser be unsuccessful, Purchaser may elect either option described in subsection (a) or (d) hereof); or (d) canceling this Agreement by written notice to Seller and Escrow Agent, in which event the Deposits shall be returned to Purchaser and Seller shall reimburse Purchaser for all of its third-party costs in contemplation of Closing, whereupon the parties shall be relieved from all obligations hereunder.

12. Apportionment. Rents for the month of Closing, and to the extent not payable as items of pass-through expense under the Lease, personal property taxes, water, sewer, electric, telephone and other utility charges (to the extent applicable), service, supply and maintenance contracts (assumed by Purchaser, if any), insurance and other expenses and revenues of the Property shall be prorated as of the date prior to Closing.

A. All reimbursements, apportionments and adjustments shall be based on a 365 day year. Seller shall grant Purchaser a credit against the Purchase Price for the amount of any security deposit, prepaid rent (other than for the month of Closing, which shall be prorated as aforesaid) and paid in but unexpected items of pass-through expense under the Lease.

B. Excepting for tangible personal property taxes, Seller and Purchaser agree that if any of the aforesaid prorations cannot be calculated within thirty (30) days after the Closing, and either party owes the other a sum of money based on such subsequent proration(s), said party shall promptly pay said sum to the other party. If any claim is received by Purchaser after Closing for a liability not taken into account at Closing, or it is determined after Closing that an amount used

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in reimbursement, apportionment or adjustment was incorrect or in error, Seller and Purchaser agree to prorate such liability as of the Closing date or correct any amount (and pay or reimburse one another) which was incorrect.

C. If Closing takes place before the current year=s taxes are fixed, millages and the assessed valuations for the previous year, with known changes, shall be used in making the aforementioned prorations. If it is later determined that the prorations at Closing, based upon the previous year were incorrect, then taxes will be re-prorated subsequent to the Closing upon receipt by Purchaser of the current year=s tax bill. Nothing in this Section 12 or in any other portion of this Agreement shall require Purchaser to challenge the real estate or personal property tax assessment for any Parcel or the Property, after having taken title thereto.

D. Certified, confirmed or ratified special assessment liens as of the date of Closing shall be paid by Seller. Pending liens shall be paid by Seller, where the improvement has been substantially completed as of the date of Closing, such pending lien shall be deemed certified, confirmed and ratified and Seller shall be charged at Closing an amount equal to the last estimate by the appropriate public body of the assessment for the improvement.

E. Seller is fully responsible for and shall pay any and all real estate taxes on the real property up to and through calendar year 2006. Proration for taxes for 2007 shall occur at closing at #days/365 x $15,000.00.

F. This Section 12 shall survive Closing and shall not be subject to reproration.

13. Closing Costs. Seller shall pay for State documentary stamps and transfer taxes on the Deed, costs of updating title and corrective title requirements (including recording of corrective instruments). Purchaser shall be responsible for the costs of recording the Deed and the premium for the Owner=s Policy of Title Insurance.

14. Closing Procedure. At Closing, Seller shall deliver each of the following duly executed documents to the Purchaser:

14.01 Statutory Warranty Deed in recordable form, conveying fee simple title to the Parcel, free and clear of all claims, liens and encumbrances, except for the Permitted Exceptions, together with a Bill of Sale duly executed by the Seller conveying all personal property described in **Exhibit AE@**, if any, as referred to above and attached hereto and made a part hereof.

14.02 An affidavit acceptable to the Title Insurer, executed by Seller and certified to Purchaser and the Title Insurer, attesting to the absence of mechanics= liens upon the Parcel and certifying that there have been no labor or improvements provided within the preceding ninety (90) days of Closing which have not been paid for in full and that no person or entity has a lien or right to lien the Parcel. The affidavit shall also state that Seller is in sole possession of the Property, subject to the leasehold rights of the tenant under the Lease, and shall contain an agreement by which Seller shall defend, indemnify, and hold Purchaser and the Title Insurer harmless from and against any and all claims, damages, costs, and expenses (including attorney=s fees at trial and appellate levels) arising out of or in connection with any liens which are filed against the Property, the cost of which was not paid at time of Closing.

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14.03 Any documents required by the Title Insurer to remove the standard exceptions to the Owner=s Title Insurance Policy, and allow the Title Agent to remove same from the Amarked -up@ Title Commitment, with no exceptions other than the Permitted Exceptions, and all other documents as may be reasonably requested by Purchaser or the Title Insurer in order to transfer title to the Property.

14.04 An affidavit executed by Seller in the form satisfactory to Purchaser and the Title Insurer, setting forth facts sufficient to exempt the transaction described herein from the requirements of Section 1445 (a) of the Internal Revenue Code, as amended.

14.05 The obligation to pay rent under the Lease between Trebor Industries, Inc. and GKR Associates, Inc shall terminate on the date of closing.

14.06 Appropriate corporate or limited liability company resolutions, affidavits and certificates evidencing that (i) Seller is authorized to enter into this Agreement and to perform its obligations hereunder, (ii) the signatory hereto and the signatory of all documents required to be executed by Seller has the authority to bind Seller, (iii) this Agreement and all the documents and amendments to be executed and delivered by Seller at the Closing are valid, binding and enforceable against Seller in accordance with their respective terms, and (iv) Seller is in good standing under the laws of the state of Florida, together with reasonable documentation which supports the foregoing, including without limitation, Articles of Incorporation, Bylaws, Corporate Resolutions and Certificates of Good Standing.

14.07 An Affidavit confirming that Seller representations and warranties are true and correct as of Closing, or if not, stating with specificity the reasons that the representation and warranty is not correct.

14.10 <u>Purchaser.</u> At the Closing, Purchaser shall prepare and deliver to Seller or cause to be prepared and delivered to Seller the following documents and instruments (in addition to any other instruments contemplated by this Agreement): (i) the balance of the Purchase Price in current funds (ii)evidence of Purchaser=s authority to enter into and consummate the transactions as contemplated by this Agreement, (iii) a closing statement in the usual and customary form, and (iv) such other documents and instruments reasonably required by Seller, Seller=s attorney, or the Title Insurer.

15. <u>Risk of Loss</u>. If any Improvements are damaged by fire or other casualty prior to Closing, but which can be restored to substantially the same condition as of the Effective Date within a period of sixty (60) days thereafter, Seller shall so restore at its cost and the Closing date shall be extended accordingly. If Seller fails to notify Purchaser, within ten (10) days of casualty, of Seller=s intention to restore, or fails to so restore, Purchaser shall have the option of: (a) taking the Property as is together with an assignment of Seller=s insurance proceeds; or (b) canceling this Agreement, in which event the Deposits shall be returned to Purchaser, and all parties shall be released from all further obligations hereunder.

16. <u>Default by Purchaser</u>. If Purchaser becomes in default of Purchaser=s obligation to Close hereunder for any reason other than Seller=s default, then Seller shall be entitled to exercise any remedy available to Seller at law or in equity.

17. <u>Default by Seller</u>. If any of Seller=s representations and warranties contained herein shall not be true, complete and correct in all respects, or if Seller shall have failed to perform any of the covenants and agreements contained herein to be performed by Seller within the time for performance, or if Seller fails or

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refuses to Close this transaction, Purchaser shall have the right, (i) to terminate this Agreement whereupon the Deposit, and, if made, the Additional Deposit, together with interest earned thereon, shall be returned to Purchaser, and each party shall be relieved of any further obligation hereunder, and (ii) to exercise any remedy available to Seller at law or in equity. The prevailing party in any litigation arising out of the default of Seller or Purchaser hereunder shall be entitled to recover its reasonable attorneys fees and court costs, including those incurred at all appellate levels.

18. Miscellaneous.

18.01 Eminent Domain. In the event the Parcel, or any portion thereof, is taken by eminent domain prior to closing, Purchaser shall have the option to either cancel this Agreement and receive a return of the Deposits, or proceed with the Closing, in which event Purchaser shall be entitled to all condemnation awards and settlements, and same shall be so assigned by Seller.

18.02 Choice of Law & Construction. It is the intention of the parties that this Agreement be construed and governed in accordance with the laws of the State of Florida. This Agreement shall not be more strictly construed against one party than the other by virtue of the fact that it may have been physically prepared by one party or its attorneys, both parties and their respective attorneys having participated in the negotiation, drafting and preparation of this Agreement. Venue for any action arising hereunder shall be in Broward County, Florida.

18.03. Gender In construing this Agreement, the singular shall be held to include the plural, the plural shall include the singular, and the use of any gender shall include the other gender.

18.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, personal representatives, successors and assigns, and be assignable by Purchaser.

18.05 Captions. The captions used in this Agreement are for convenience of reference only and in no way define or limit the scope or intent of this Agreement or any provision hereof.

18.06. Partial Invalidity. In the event any term or provision of this Agreement is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

18.07. Time. Time shall be of the essence of this Agreement. Any time periods ending on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next business day.

18.08. Merger. This Agreement represents the sole and exclusive agreement of the parties and supersedes and replaces all previous agreements and understandings of the parties, whether oral or written. No modifications or amendments to the terms hereof shall be binding on either party unless in writing and executed by the party against whom such modification or amendment is sought to be enforced.

18.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

18.10. Further Assurances. The parties agree to execute all further instruments and take all such further action as may be reasonably required by either party to fully effectuate the terms and provisions of this Agreement and the transaction contemplated herein.

18.11. Litigation. In the event of litigation between the parties, the prevailing party shall be entitled to reimbursement from the non-prevailing party of all costs and expenses incurred by such party in connection with the litigation, including reasonable attorney=s fees at trial and appellate levels. This Section 18.11 shall survive Closing or termination of the Agreement.

18.12. Radon Gas. Radon is a naturally occurring radioactive gas that, when accumulated in a building in sufficient quantities may present a health risk to persons who have been exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Health Department of the County in which the Parcel exists.

18.13 Acceptance. If Seller fails or refuses to execute this Agreement, and return a fully-executed counterpart to Purchaser by N/A, 2007 then Purchaser may revoke this offer and receive a refund of all deposits made.

IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first written above.

PURCHASER:

TREBOR INDUSTRIES, INC.

Witness: [signature]

HARRIET MACK
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By: [signature] PRES.

Witness: [signature]

Date: 2/21/07

BRENDA KARNEWICZ
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SELLER:

GKR ASSOCIATES, INC.,

Florida for profit corporation

hanged to and known as

GKR ASSOCIATES, L.L.C..

Witness: [signature]

BRENDA KARNIEWICZ
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By: [signature], MANAGER MEMBER

Date: 02-21-07

Witness: [signature]

J.W. MORRIS
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Exhibit AA@
Legal Description

One Parcel - Two legals - Adjacent to Each Other

Lot 7, Block 200, of F. R. OLIVER=S AMENDED PLAT OF SEMINOLE ADDITION, according to the plat thereof, recorded in Plat Book 1, at page 88, of the Public Records of Dade County, Florida; said lands situate, lying and being in Broward County, Florida.

Lot 8, Block 200, of F. R. OLIVER=S AMENDED PLAT OF SEMINOLE ADDITION, according to the plat thereof, recorded in Plat Book 1, at page 88, of the Public Records of Dade County, Florida; said lands situate, lying and being in Broward County, Florida.

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Exhibit AB@

PURCHASE MONEY MORTGAGE FORM to be as provided for by contract.

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Exhibit AC@

Rent Roll Dated February 1, 2007

Trebor Industies, Inc.

Rent $10,158.32 sale tax included

Security Deposit(s) -$0.00-

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Exhibit AD@
Permitted Exceptions

Those items listed as items 2, 3, 4, 5, 6, 7, 8, and 9, in Attorneys= Title Insurance Fund, Inc., Title Insurance Commitment designated as Fund File Number 10-2007-2292 10-2007-2292no. 10-2007-2292

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Exhibit AE@
Personal Property

NONE

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Exhibit AF@
Due Diligence Checklist

In order for Purchaser to complete its due diligence review of the Property, the following items will be needed:

1. Copy of real estate tax bills for the past three (3) years.

Construction:

(a) Environmental, Asbestos studies and ADA studies.
2. Surveys/Plats/Site Plans.
3. List all anticipated repairs to be made to Property or Improvements.

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